EXHIBIT 16.1

October 30, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC  20549-7561

We have read the statements included in Item 4.01 of Form 8-K dated October 30, 2013, of MEDICAN ENTERPRISES, INC. (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.
Sincerely,

/S/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC